Filed pursuant to Rule 424(b)(3)
Registration No. 333-244420
IMPORTANT NOTICE
ProShares VIX Mid-Term Futures ETF (VIXM)
(the “Fund”)
Supplement dated December 15, 2020
to the Fund’s Prospectus and Disclosure Document
Dated September 10, 2020, as supplemented through October 19, 2020
* * * * *
The Prospectus and Disclosure Document for the Fund is hereby revised to reflect that:
Effective December 16, 2020, the primary listing exchange of the Fund is Cboe BZX Exchange, Inc. All references to NYSE Arca, Inc. as the primary listing exchange of the Fund are changed to Cboe BZX Exchange, Inc.
These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
Please retain this supplement for future reference